Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

Release Date:	November 1, 2012	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI Incorporated Announces Acquisition of M Cubed Technologies, Inc.;

Expansion of Credit Facility

PITTSBURGH, PA – November 1, 2012 (GLOBE NEWSWIRE) – II-VI Incorporated (Nasdaq: IIVI) announced today that it has acquired all of the outstanding shares of M Cubed Technologies, Inc. (M Cubed). The initial consideration consisted of cash of $71.4 million. In addition, the purchase price is subject to customary closing adjustments including a working capital adjustment which could increase the purchase price by up to $2.5 million in cash.

Founded in 1993, M Cubed is headquartered in Connecticut with manufacturing locations in Monroe and Newtown, Connecticut, and Newark, Delaware. M Cubed is a privately-held company that develops advanced ceramic materials and precision motion control products addressing the Semiconductor, Display, Industrial, and Defense markets. For the 12 months ended June 30, 2012, M Cubed generated $52 million in revenues.

For the fiscal year ending June 30, 2013, M Cubed is expected to generate approximately $35 million in revenues during the eight months of ownership by II-VI and is expected to be accretive between $0.01 and $0.03 earnings per share, net of transaction expenses. M Cubed will be included in the Company’s Advanced Products Group segment for financial reporting purposes.

Francis J. Kramer, president and chief executive officer of II-VI Incorporated, stated “The acquisition of M Cubed will expand our engineered material business portfolio in the reaction bonded silicon carbide ceramics and metal matrix composite engineered material markets, which will enable us to provide value added ceramic components through OEM channels into the semiconductor, display, industrial, and defense sectors. Synergies in both material and process technologies will also help II-VI launch new products to address the needs of semiconductor tool makers, as they address existing and new technology nodes as well as the move toward 450 mm wafer processing. We also anticipate that the close cooperation between our combined companies can accelerate the development of new materials for optical, wear, refractory, and thermal management applications in the industrial sector.”

Randall D. Price, Sr., chairman and chief executive officer of M Cubed Technologies, Inc., stated “We believe that this acquisition represents an outstanding strategic fit for M Cubed and II-VI that will result in significant growth opportunities for the business and our dedicated team of employees. We also believe that the combination will provide additional financial stability allowing M Cubed to expand upon the exceptional level of support for which our customers have grown to rely upon M Cubed.”

Lazard Frères & Co., LLC served as exclusive financial advisor and Finn Dixon & Herling LLP served as legal advisor on behalf of M Cubed.

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II-VI Incorporated

November 1, 2012

Expansion of Credit Facility

The Company also announced that it has exercised the accordion feature of its existing $50 million unsecured credit facility with PNC Bank, National Association to increase the size of its credit facility to $80 million. Except as described above, the credit facility continues pursuant to its existing terms and conditions.

Outlook

For the fiscal year ending June 30, 2013, II-VI is updating its revenue guidance from a range of $550 million to $560 million to a range of $585 million to $595 million as a result of the transaction. II-VI is updating its guidance for earnings per share from a range of $1.00 to $1.06 to a range of $1.01 to $1.09 as a result of the transaction.

Webcast Information

In conjunction with this release, II-VI will host a conference call that will be broadcast live over the Internet on November 1, 2012. Individuals wishing to participate in the webcast, to be held at 5:00 p.m. Eastern Time on November 1, 2012, can access the event at the Company’s web site by visiting www.ii-vi.com or via http://tinyurl.com/byb9ntp. An online archive of the broadcast will be available within four hours of the live call, will remain available for two weeks and can be accessed through the Company’s website.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics, optical communications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company’s near-infrared optics business, Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Aegis Lightwave, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, AOFR, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the optical communication industry.

In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials and Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference. VLOC manufactures near-infrared and visible light products for industrial, scientific, military, medical instruments and laser gain materials and products for solid-state YAG and YLF lasers.

In the Company’s advanced products group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up; M Cubed Technologies, Inc. (M Cubed) develops and markets advanced composite materials serving the semiconductor, display, industrial and defense markets.

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II-VI Incorporated

November 1, 2012

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to the failure to successfully integrate and create synergies from the acquisition of M Cubed and general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012; (iii) purchasing patterns from customers and end-users; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions. Any forward-looking statements are made as of the date of issuance and the Company undertakes no obligation to publicly revise or update any forward-looking statements.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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